As filed with the Securities and Exchange Commission on January 3, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	26-1232727 (I.R.S. Employer Identification Number)
100 Inverness Terrace East
Englewood, Colorado 80112
(303) 706-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dean A. Manson
Chief Legal Officer and Secretary
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
(303) 706-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael A. Deyong
Daniel G. Dufner, Jr.
Michelle B. Rutta
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EchoStar Corporation
Class A Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units
EchoStar Corporation (“EchoStar,” “we” or the “Company”), may offer and sell to the public from time to time, either individually or in combination with other securities in one or more series or issuances, an indeterminate amount of Class A common stock, preferred stock, debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities or any combination thereof, warrants to purchase Class A common stock, preferred stock or debt securities or any combination thereof, and/or units consisting of two or more of these classes or series of securities. We may also offer Class A common stock or preferred stock upon conversion of debt securities, Class A common stock upon conversion of preferred stock, Class A common stock, preferred stock or debt securities upon exercise of warrants or subscription rights, or any of the securities listed in this prospectus that comprise units. We refer to the Class A common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities” in this prospectus.
We may offer and sell any combination of the securities in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
The Company’s Class A common stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “SATS.” On January 2, 2024, the last reported sale price of our Class A common stock was $15.71 per share.
INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS FROM TIME TO TIME BEFORE MAKING AN INVESTMENT DECISION.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 3, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to offer and sell an indeterminate amount of Class A common stock, par value $0.001 per share (“Class A common stock”), preferred stock, par value $0.001 per share, debt securities, subscription rights, warrants and/or units. More specific terms of any securities that we offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information and Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus and any applicable prospectus supplement, as referred to under “Where You Can Find More Information and Incorporation by Reference,” and you may obtain copies of those documents as described below.
Unless otherwise stated or the context otherwise requires, references in this prospectus to the “Company,” “EchoStar,” “we,” “our” and “us” refer, collectively, to EchoStar Corporation, a Nevada corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
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our ability to realize synergies from the Merger (as defined below) within expected timeframes or at all, and the potential impact of the Merger on operating costs, customer loss and business disruption to, among other things, relationships with our employees, customers, suppliers or vendors;

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risks relating to our substantially increased leverage following the Merger;

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significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

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our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

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our ability to implement and/or realize benefits of our investments and other strategic initiatives;

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risks related to our foreign operations and other uncertainties associated with doing business internationally;

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risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

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risks related to cybersecurity incidents; and

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risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and DISH Network Corporation’s (“DISH”) most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by EchoStar’s subsequent filings with the Commission under the Exchange Act, which are all incorporated by reference herein, and in this prospectus under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the Commission, except as required by law.

Should one or more of the risks or uncertainties described herein or in any documents we file with the Commission occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

SUMMARY
Our Business
EchoStar is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. A substantial majority of the voting power of the shares of EchoStar is owned beneficially by Charles W. Ergen, the Chairman of our Board of Directors, and by certain entities established for the benefit of his family. Our Class A common stock is publicly traded on NASDAQ under the symbol “SATS.”
EchoStar is a global communication and content delivery leader, providing wireless, satellite, and terrestrial connectivity for consumers, businesses, and government entities including the U.S. Department of Defense. We deliver fixed, mobile, and aeronautical applications by combining our transport facilities with intelligent, enabling technologies as a fully-integrated managed services portfolio. With our technology, spectrum, engineering, manufacturing, and network management capabilities, we believe that we can deliver a broad set of communication and content distribution capabilities that will positively impact how people communicate into the future.
Our principal executive office is located at 100 Inverness Terrace East, Englewood, Colorado, and our phone number is (303) 706-4000. For further discussion on the material terms of our business, please refer to our reports and the DISH reports that have been filed with the Commission, and any subsequent report we file with the Commission, certain of which are incorporated herein by reference.
The DISH Merger
On December 31, 2023, we completed the acquisition of DISH pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of October 2, 2023, among us, DISH and EAV Corp. (“Merger Sub”), a wholly-owned subsidiary of ours (the “Merger Agreement”). At the effective time of the merger (the “Effective Time”) Merger Sub merged with and into DISH with DISH surviving as a wholly-owned subsidiary of ours (the “Merger”). On the terms and subject to the conditions set forth in the Merger Agreement, each share of DISH Class A common stock, par value $0.01 per share, and DISH Class C common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time, was converted into the right to receive a number of validly issued, fully paid and non-assessable shares of EchoStar Class A common stock, equal to 0.350877 (the “Exchange Ratio”). On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of DISH Class B common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time was converted into the right to receive a number of validly issued, fully paid and non-assessable shares of EchoStar Class B common stock, par value $0.001 per share (the “EchoStar Class B common stock”), equal to the Exchange Ratio.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our and DISH’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and our recently filed Current Reports on Form 8-K, as well as any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.
The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, prospects or results of operations could be adversely affected. In that event, the market price of our Class A common stock or other securities could decline, and you could lose part or all of your investment. Please also read the section herein entitled “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The summary of the general terms and provisions of the capital stock of EchoStar set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to EchoStar’s Articles of Incorporation, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K filed with the Commission (as amended from time to time, the “Articles”) and Bylaws, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to the Bylaws incorporated herein by reference and filed as an exhibit to EchoStar’s Current Report on Form 8-K, dated December 29, 2023, each filed with the Commission (as amended from time to time, the “Bylaws” and together with the Articles, the “Charter Documents”). For additional information, please read our Charter Documents and the applicable provisions of the Nevada Revised Statutes (“NRS”).
General
We are authorized to issue the following capital stock:
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4,000,000,000 shares of common stock, par value $0.001 per share, of which 1,600,000,000 shares are designated Class A common stock, 800,000,000 shares are designated Class B common stock, 800,000,000 shares are designated Class C common stock, par value $0.001 per share (“Class C common stock”), and 800,000,000 shares are designated Class D common stock, par value $0.001 per share (“Class D common stock”, and, collectively with the Class A common stock, Class B common stock, and Class C common stock, the “common stock”); and

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20,000,000 shares of preferred stock, par value $0.001 per share.

A summary of the powers, preferences and rights of the shares of each class of common stock and preferred stock is described below.
Our Class A Common Stock
Each holder of Class A common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class A common stock vote together, without regard to class, with the holders of Class B common stock, the holders of Class C common stock and the holders of preferred stock on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of preferred stock and to any restrictions on the payment of dividends imposed under the terms of our indebtedness, the holders of Class A common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds and, together with the holders of the Class B common stock and the Class C common stock, are entitled, after payment of all prior claims, to receive pro rata all of our assets upon a liquidation. The holders of Class A common stock have no redemption, conversion or preemptive rights.
Our Class A common stock is listed on NASDAQ under the symbol “SATS”.
Computershare Trust Company, N.A. serves as the transfer agent and registrar of our Class A common stock.
Our Class B Common Stock
Each holder of Class B common stock is entitled to ten votes for each share of Class B common stock on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class B common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class C common stock and the holders of the preferred stock on all matters submitted to a vote of the stockholders. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. The conversion ratio is subject to adjustment from time to time upon the occurrence of certain events, including: (A) dividends or distributions on Class A common stock payable in Class A common stock or certain other capital stock; and (B) subdivisions, combinations or certain reclassifications of Class A common stock. Each share of

Class B common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class C common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class B common stock will be entitled to receive, upon conversion of such Class B common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class C Common Stock
Each holder of Class C common stock is entitled to one vote for each share of Class C common stock on all matters submitted to a vote of stockholders, except in the event of a change in control, in which case each holder of Class C common stock is entitled to ten votes per share. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class C common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class B common stock and the holders of the preferred stock on all matters submitted to a vote of stockholders. Each share of Class C common stock is convertible, at the option of the holder, into Class A common stock on the same terms as the Class B common stock. Each share of Class C common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class B common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash, out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class C common stock will be entitled to receive, upon conversion of such Class C common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class D Common Stock
Each holder of Class D common stock is not entitled to a vote on any matter. Each share of Class D common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock.
Our Preferred Stock
Our board of directors is authorized to designate one or more series of our preferred stock and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions of the series, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, exchange rights, the number of shares constituting the series and the designation of such series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of each class of common stock.
The provisions authorizing our board of directors to issue preferred stock without stockholder approval and the issuance of such stock could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Law and Limitations on Changes in Control
Nevada Business Combination Statutes
Nevada’s “combinations with interested stockholders” (statutes NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.
For purposes of these statutes, an “interested stockholder” is any person who is (A) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the Company, or (B) an affiliate or associate of the Company and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the Company. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”
The provisions of the NRS relating to combinations with interested stockholders could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Control Share Acquisition Statutes
Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (A) one fifth or more, but less than one third, (B) one third or more, but less than a majority or (C) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the ninety days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.
The Nevada control share law, if applicable, could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Directors Duties During a Potential Change in Control
NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

DESCRIPTION OF DEBT SECURITIES
This prospectus describes general terms and provisions of the debt securities. We may issue debt securities from time to time together with other securities or separately. The debt securities will be issued under an indenture between us and one or more trustees identified in the applicable prospectus supplement. The executed indenture will be incorporated by reference from a Current Report on Form 8-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
Because the following is only a summary of selected provisions to be included in the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the applicable indenture and any supplemental indentures thereto or officer’s certificate or board resolutions related thereto.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
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the title;

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any limit upon the aggregate principal amount;

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whether the debt securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether the debt securities will be secured or unsecured, and if secured, what the collateral will consist of;

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the date or dates on which the principal is payable;

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the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

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the date or dates from which interest shall accrue;

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the date or dates on which interest shall be payable;

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the record dates for the determination of holders to whom interest is payable;

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the right, if any, to extend the interest payment periods and the duration of such extension;

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the place or places where the principal of and any interest shall be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

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our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

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if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued and consequences of default;

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any right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series;

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the denominations in which the debt securities of the series shall be issuable, if other than denominations of $1,000, or any multiple of that number;

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the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

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whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

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any provisions granting special rights to holders when a specified event occurs;

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whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

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any special tax implications of the debt securities;

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any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities, if other than the trustee;

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any guarantor or co-issuers;

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any special interest premium or other premium;

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whether the debt securities are convertible or exchangeable into our Class A common stock or our other equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

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the currency in which payments of principal and, if applicable, premium and interest, shall be made, if other than U.S. dollars;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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provisions related to unclaimed fund; and

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additional terms not inconsistent with the provisions of the indenture.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities or any combination thereof from time to time. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on the information in the applicable prospectus supplement that contradicts any information below. The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the title of the subscription rights;

•
the securities for which the subscription rights will be exercisable;

•
the exercise price payable for each share of Class A common stock preferred stock or debt security upon the exercise of the subscription rights;

•
the number and terms of the subscription rights issuable to each security holder;

•
the extent to which the subscription rights will be transferable;

•
the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•
the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•
if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•
any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the Commission if we offer subscription rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase Class A common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the offering price and aggregate number of warrants offered;

•
the currency for which the warrants may be purchased;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreements and warrants may be modified;

•
a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•
the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
any material provisions of the governing unit agreement that differ from those described above; and

•
whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the Commission if we offer units.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:
•
block transactions and transactions on NASDAQ or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents;

•
the method of distribution;

•
the public offering price or purchase price and the proceeds to us from that sale;

•
the expenses of the offering;

•
any discounts to be allowed or paid to the underwriters, dealers or agents;

•
all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•
any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of Class A common stock and preferred stock in respect of which this prospectus is being delivered will be passed upon by Dean A. Manson, Chief Legal Officer and Secretary of EchoStar. As of November 30, 2023, Mr. Manson held 8,131 shares of EchoStar Class A common stock, or less than one percent. Certain legal matters with respect to New York law, the validity of debt securities, subscription rights, warrants and units under New York law, and U.S. federal securities laws will be passed upon for us by White & Case LLP, New York, New York.
Additional legal matters may be passed upon for us and any underwriter by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of EchoStar Corporation and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of DISH Network Corporation and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. In addition, we maintain a website that contains information about us at www.echostar.com. The information included on our website is not, and should not be considered, incorporated by reference into this prospectus or otherwise a part of this prospectus.
We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents, which have heretofore been filed by EchoStar with the Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement:
•
EchoStar’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023, including the information specifically incorporated by reference into the Form 10-K from the EchoStar’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 14, 2023;

•
EchoStar’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 9, 2023;

•
EchoStar’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the Commission on August 8, 2023;

•
EchoStar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Commission on November 6, 2023;

•
EchoStar’s Current Reports on Form 8-K filed with the Commission on January 11, 2023, March 23, 2023, April 28, 2023, August 8, 2023, October 3, 2023, November 13, 2023, December 12, 2023 and January 2, 2024 (other than portions of those documents deemed to be furnished and not filed); and

•
the description of the EchoStar’s Class A Common Stock contained in Exhibit 4.25 to the EchoStar’s Annual Report on Form 10-K for its fiscal year ending December 31, 2019, filed with the Commission on February 20, 2020.

We are also incorporating by reference the following documents filed by DISH with the Commission prior to the Merger:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023;

•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 8, 2023;

•
Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the Commission on August 8, 2023; and

•
Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the Commission on November 6, 2023.

All documents subsequently filed by EchoStar pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-3 and prior to such time as EchoStar files a post-effective amendment to this Registration Statement on Form S-3, if any, that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

You may obtain any of the documents listed above from the Commission, through the Commission’s website or from EchoStar by requesting them in writing or by telephone at the following address:
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 706-4000
These documents are available from EchoStar without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.

Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the aggregate estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the registrant in connection with the sale of the securities being registered hereby.
Amount to be paid
Commission registration fee	$(1)(2)
FINRA filing fee	$(2)
Printing expenses	$(2)
Legal fees	$(2)
Accounting fees and expenses	$(2)
Blue Sky qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Warrant agent fees and expenses	$(2)
Miscellaneous expenses	$(2)
Total	$(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Commission registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)
The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers
NRS 78.7502(1) allows EchoStar to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of EchoStar, a “derivative action”), by reason of the fact that they are or were a director, officer, employee or agent of EchoStar, or are or were serving at the request of EchoStar as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if they acted in a good faith manner which they reasonably believed to be in or not opposed to the best interests of EchoStar, and, with respect to any criminal proceeding, had no reasonable cause to believe that their conduct was unlawful. Under NRS 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Under NRS 78.7502(3), decisions as to the payment of indemnification are made by a majority of our Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel if a majority vote of a quorum consisting of disinterested directors so orders or if such a quorum cannot be obtained, or by the stockholders.
Provisions relating to liability and indemnification of officers and directors of EchoStar for acts by such officers and directors are contained in Article IX of the Articles and Article IX of the Bylaws. These provisions state, among other things, that, consistent with and to the extent permitted by the NRS and upon the decision of a disinterested majority of EchoStar’s Board of Directors, or a written opinion of outside legal counsel in case a disinterested majority vote of the Board of Directors is not available (or even if a quorum of disinterested directors is obtainable, if such a quorum so directs), or EchoStar’s stockholders, that the applicable standard of conduct has been satisfied: (1) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of EchoStar) by reason of the fact that they are or were a director, officer, employee, fiduciary or agent of EchoStar, or are or were serving at the request of EchoStar as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of EchoStar, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; and (2) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EchoStar to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of EchoStar and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of their duty to EchoStar unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16.    Exhibits
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement (for equity securities).
1.2*	Form of Underwriting Agreement (for debt securities).
3.1	Articles of Incorporation of EchoStar Corporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 1 of EchoStar’s Form 10 filed December 12, 2007, Commission File No. 001-33807).
3.2	Amendment to the Articles of Incorporation of EchoStar Corporation (Incorporated by reference to Exhibit 3.1 to EchoStar’s Current Report on Form 8-K filed January 25, 2008, Commission File No. 001-33807).
3.3	Certificate of Amendment of Articles of Incorporation of EchoStar Corporation, dated as of May 4, 2016 (Incorporated by reference to Exhibit 3.1 to EchoStar’s Current Report on Form 8-K, filed May 5, 2016, Commission File No. 001-33807).
3.4	Bylaws of EchoStar Corporation (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to EchoStar’s Form 10 filed December 12, 2007, Commission file No. 001-33807).
3.5	Amendment No. 1 to the Bylaws of EchoStar Corporation (Incorporated by reference to Exhibit 3.1 to EchoStar’s Current Report on Form 8-K filed January 2, 2024, Commission File No. 001-33807).
4.1	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007, Commission File No. 001-33807).
4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

Exhibit Number	Description of Exhibit
4.3*	Form of Indenture (including form of Debt Security).
4.4*	Form of Subscription Rights Agreement (including form of Right Certificate)
4.5*	Form of Warrant Agreement (including form of Warrant Certificate)
4.6*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Dean Manson.
5.2	Opinion of White & Case LLP.
23.1	Consent of KPMG LLP relating to EchoStar Corporation’s financial statements.
23.2	Consent of KPMG LLP relating to DISH Network Corporation’s financial statements.
23.3	Consent of Dean Manson (included in Exhibit 5.1 hereto).
23.4	Consent of White & Case LLP (included in Exhibit 5.2 hereto).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
25.1**	Statement of Eligibility of Trustee under Indenture.
107	Filing Fee Table.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act, to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on this 3rd day of January, 2024.
ECHOSTAR CORPORATION
By
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Chief Legal Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and amendments to this Registration Statement (including pre effective amendments and post effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2024
/s/ Paul W. Orban Paul W. Orban	Executive Vice President and Chief Financial Officer, DISH (Principal Financial Officer and Principal Accounting Officer)	January 3, 2024
/s/ Charles W. Ergen Charles W. Ergen	Chairman	January 3, 2024
/s/ Cantey M. Ergen Cantey M. Ergen	Director	January 3, 2024
/s/ Kathleen Q. Abernathy Kathleen Q. Abernathy	Director	January 3, 2024
/s/ George R. Brokaw George R. Brokaw	Director	January 3, 2024
/s/ Stephen J. Bye Stephen J. Bye	Director	January 3, 2024

Signature	Title	Date
/s/ James DeFranco James DeFranco	Director	January 3, 2024
/s/ R. Stanton Dodge R. Stanton Dodge	Director	January 3, 2024
/s/ Lisa W. Hershman Lisa W. Hershman	Director	January 3, 2024
/s/ Tom A. Ortolf Tom A. Ortolf	Director	January 3, 2024
/s/ William D. Wade William D. Wade	Director	January 3, 2024